EX-4ppp
                                                                         JACKSON
                                                         NATIONAL LIFE INSURANCE



                  JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL
                BENEFIT WITH BONUS, GUARANTEED WITHDRAWAL BALANCE
                    ADJUSTMENT AND ANNUAL STEP-UP ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT, UNLESS ANOTHER EFFECTIVE DATE FOR THIS ENDORSEMENT IS SHOWN BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

PLEASE NOTE: THIS ENDORSEMENT CONTAINS A TRANSFER OF ASSETS PROVISION WHICH WILL AUTOMATICALLY TRANSFER FUNDS TO AND FROM THE INVESTMENT DIVISIONS/PORTFOLIOS AND FIXED ACCOUNT OPTIONS/GUARANTEED OPTIONS IN ACCORDANCE WITH THE FORMULAS SPECIFIED IN THE ATTACHED TRANSFER OF ASSETS METHODOLOGY.

AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO REFUSE ANY PREMIUM PAYMENT.

THE OWNER(S) MAY NOT BE CHANGED WHILE THIS ENDORSEMENT IS IN EFFECT.

THE CONTRACT IS AMENDED AS FOLLOWS:

1)   The following language is added to the CONTRACT DATA PAGE of the Contract:

"Please note that due to Your selection of this Guaranteed Minimum Withdrawal Benefit, You cannot make any allocations to the Indexed Fixed Option, if available under Your Contract.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) CHARGE:

                    On a quarterly basis, the charge equals [0.2625]% of the Guaranteed Withdrawal Balance (GWB) and is deducted from the Contract Value (i) at the end of each Contract Quarter; and
                    (ii) upon termination of the GMWB. Upon step-up on or after the [5th] Contract Anniversary following the effective date of this endorsement, the Company reserves the right to increase the GMWB Charge percentage, subject to a maximum GMWB Charge percentage, on a quarterly basis, of [0.4625]%.

                    The GMWB Charge will be discontinued upon the earlier of the termination of this benefit or the date on which the Contract Value equals zero.

PREMIUM(S):

                    The  Owner  may  not  allocate  premium  to the  GMWB  Fixed
                    Account."

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2)   The following language is added to the DEFINITIONS section of the Contract:

"[200%] GWB ADJUSTMENT DATE. The later of (a) the Contract Anniversary on or immediately following the youngest Covered Life's [70th] birthday, or (b) the [10th] Contract Anniversary following the effective date of this endorsement.

[400%] GWB ADJUSTMENT DATE. The [20th] Contract Anniversary following the effective date of this endorsement.

BONUS PERIOD. The Bonus Period begins on the effective date of this endorsement and will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the youngest Covered Life's [80th] birthday. The Bonus Period ends on the earlier of (a) the [10th] Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero as the result of a partial withdrawal or deduction of charges.

CONTINGENT ANNUITANT. The natural person that is designated as one of the Covered Lives on a Qualified Plan custodial account contract only. Any reference to the Annuitant does not include any Contingent Annuitant.

CONTRACT ANNIVERSARY. Each one-year anniversary of the Issue Date.

CONTRACT MONTHLY ANNIVERSARY. Each one-month anniversary of the Issue Date.

CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary.

CONTRACT QUARTERLY ANNIVERSARY. Each three-month anniversary of the Issue Date.

CONTRACT YEAR. The twelve-month period beginning on the Issue Date or any Contract Anniversary.

COVERED LIFE. On Qualified Plan contracts, the Owner and the primary spousal Beneficiary named as of the effective date of this endorsement will each be considered a Covered Life. On Qualified Plan custodial account contracts, the Annuitant and the spousal Contingent Annuitant named as of the effective date of this endorsement will each be considered a Covered Life. On Nonqualified Plan contracts, the Joint Owners will each be considered a Covered Life. The Covered Lives may not be subsequently changed.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the Required Minimum Distribution exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based.

GMWB FIXED ACCOUNT. A Contract account to and from which amounts will be transferred in accordance with the Transfer of Assets provision.

GMWB FIXED ACCOUNT CONTRACT VALUE. The sum of all amounts transferred and credited to the GMWB Fixed Account under the Contract, less any amounts canceled or withdrawn for charges, deductions, withdrawals or transfers.

7618                                                      2

GMWB FIXED ACCOUNT INTEREST RATE. The rate of interest established by the Company, in its sole discretion, plus any additional interest rate credited by the Company, less any charges due under any optional endorsements to the Contract. In no event will the GMWB Fixed Account Interest Rate be less than the Fixed Account Minimum Interest Rate stated in Your Contract.

GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based.

REQUIRED MINIMUM DISTRIBUTION (RMD). For certain qualified contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this endorsement, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract."

3) The DEFINITIONS section of the Contract is amended by the revision of the following:

"CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value, the Fixed/Guaranteed Account Contract Value and the GMWB Fixed Account Contract Value."

4) The GENERAL PROVISIONS: DEFERMENT OF PAYMENTS provision of the Contract is amended by the addition of the following:

"The Company may defer payment from a GMWB Fixed Account for a period not exceeding six (6) months. Deferral for the six (6) month period will be made only if We make a written request and receive written approval from the regulatory official of the Issue State. Subject to state requirements, interest will be credited during such deferred period."

5) The ACCUMULATION PROVISIONS of the Contract is amended by the addition of the following:

"GMWB FIXED ACCOUNT. Amounts transferred to the GMWB Fixed Account will earn interest at the GMWB Fixed Account Interest Rate. The rate initially declared for each transfer to the GMWB Fixed Account will remain in effect for a period not less than one year, so long as such amount remains in the GMWB Fixed Account. GMWB Fixed Account Interest Rates for subsequent periods may be higher or lower than the GMWB Fixed Account Interest Rates previously declared by the Company."

6)   The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date, for 1) the lifetime of the last surviving Covered Life if the For Life Guarantee is in effect or 2) if the For Life Guarantee is not in effect, until the earlier of the death of the Owner (or any Joint Owner) or until the GWB is depleted, regardless of the performance of the Investment Divisions/Portfolios or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. Withdrawals under the GMWB are non-cumulative; therefore if the Owner does not take the GAWA or the RMD in one year, the Owner may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically "step up" to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.

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

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals.

A partial withdrawal in excess of the Withdrawal Value (if applicable) will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

If the age of either Covered Life is incorrectly stated at the time of the election of the GMWB, on the date the misstatement is discovered the GWB and GAWA will be re-calculated based on the GAWA% applicable at the correct age. If the age at election of either Covered Life falls outside the allowable age range, the GMWB will be null and void and all GMWB Charges will be refunded.

ASSESSMENT OF GMWB CHARGE.

The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Separate Account Contract Value, the Fixed/Guaranteed Account Contract Value, and the GMWB Fixed Account Contract Value. GMWB Charges applied to the Separate Account Contract Value result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge.

GUARANTEED WITHDRAWAL BALANCE.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of [$5,000,000.00]:

     1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.

     2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount that exceeds the greater of the GAWA or the RMD during any Contract Year, the GWB may be reduced by an amount greater than the partial withdrawal.

7618                                                      4

Partial withdrawals will affect the GWB as follows:

     1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of:

          a. the GWB prior to the partial withdrawal less the partial withdrawal; or

          b.   zero.

     2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GWB is equal to the greater of:

          a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

          b.   zero.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT.

The GAWA% is the percentage upon which the GAWA is based and is defined in the table below:

---------------------------------- --------------------
          Attained Age                    GAWA%
---------------------------------- --------------------
---------------------------------- --------------------
             [55-74                        5%
---------------------------------- --------------------
---------------------------------- --------------------
              75-84                        6%
---------------------------------- --------------------
---------------------------------- --------------------
               85+                         7%]
---------------------------------- --------------------

The GAWA% is determined at the earlier of: 1) the time of the first  withdrawal,
2) the date that the Contract Value reduces to zero, 3) the date that the GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life, or
4) upon election of the Joint Life Income of the GAWA Income Option. The GAWA% is based on the youngest Covered Life's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination.

With each subsequent Premium received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes, or the GAWA% multiplied by the increase in the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

     1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GAWA will be unchanged.

     2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.

At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not effective and the GWB is less than the GAWA, the GAWA is set equal to the GWB.

7618                                                      5

GUARANTEED WITHDRAWAL BALANCE BONUS.

A bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year.

At the time the bonus is applied:

     1. The GWB equals the GWB prior to the application of the bonus plus [7%] of the bonus base, subject to a maximum of [$5,000,000.00].

     2. If the bonus is applied after the first withdrawal, the GAWA is the greater of:

          a.   the GAWA% multiplied by the new GWB; or

          b.   the GAWA prior to the bonus.

The bonus base is determined as follows:

On the effective date of this endorsement, the bonus base is equal to the GWB.

With each subsequent Premium received after this endorsement is effective, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

Partial withdrawals will affect the bonus base as follows:

     1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the bonus base will be unchanged.

     2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal.

If the Owner has elected to discontinue the automatic step-ups together with the application of the bonus, the bonus will no longer be applied to the GWB. However, adjustments to the bonus base due to partial withdrawals and subsequent Premiums will continue as described.

If the Owner elects to reinstate the automatic step-ups together with the application of the bonus, the Bonus Period will not automatically re-start upon reinstatement. The Bonus Period will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the youngest Covered Life's [80th] birthday. Bonuses may no longer apply if the reinstatement takes effect after the end of the Bonus Period. Reinstatement will not result in retroactive adjustment to the GWB for bonuses that would have occurred had the GWB bonus provision not been discontinued.

The GWB Bonus provision is terminated on the date the Contract Value is reduced to zero, the date the GMWB endorsement is terminated, or the date the GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life.

[200%] GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT.

If no withdrawals are taken on or prior to the [200%] GWB Adjustment Date, the [200%] GWB Adjustment is applied to the GWB on the [200%] GWB Adjustment Date.


7618                                                      6

At the time the [200%] GWB Adjustment is applied, the GWB will be set equal to the greater of the current GWB or the [200%] GWB Adjustment, subject to a maximum of [$5,000,000.00]. Neither the Guaranteed Withdrawal Balance Bonus base nor the GMWB death benefit will be adjusted at the time the [200%] GWB Adjustment is applied.

The [200%] GWB Adjustment is determined as follows:

On the effective date of this endorsement, the [200%] GWB Adjustment is equal to [200%] of the GWB, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received after this endorsement is effective and prior to the first Contract Anniversary following the effective date of this endorsement, the [200%] GWB Adjustment is recalculated to equal the [200%] GWB Adjustment prior to the Premium payment plus [200%] of the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received on or after the first Contract Anniversary following the effective date of this endorsement, the [200%] GWB Adjustment is recalculated to equal the [200%] GWB Adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

The [200%] GWB Adjustment provision is terminated on the [200%] GWB Adjustment Date, the date the Contract Value is reduced to zero, the date this GMWB endorsement is terminated, or the date this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life.

[400%] GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT.

If no withdrawals are taken on or prior to the [400%] GWB Adjustment Date, the [400%] GWB Adjustment is applied to the GWB on the [400%] GWB Adjustment Date.

At the time the [400%] GWB Adjustment is applied, the GWB will be set equal to the greater of the current GWB or the [400%] GWB Adjustment, subject to a maximum of [$5,000,000.00]. Neither the Guaranteed Withdrawal Balance Bonus base nor the GMWB death benefit will be adjusted at the time the [400%] GWB Adjustment is applied.

The [400%] GWB Adjustment is determined as follows:

On the effective date of this endorsement, the [400%] GWB Adjustment is equal to [400%] of the GWB, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received after this endorsement is effective and prior to the first Contract Anniversary following the effective date of this endorsement, the [400%] GWB Adjustment is recalculated to equal the [400%] GWB Adjustment prior to the Premium payment plus [400%] of the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received on or after the first Contract Anniversary following the effective date of this endorsement, the [400%] GWB Adjustment is recalculated to equal the [400%] GWB Adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

7618                                                      7

The [400%] GWB Adjustment provision is terminated on the [400%] GWB Adjustment Date, the date the Contract Value is reduced to zero, the date this GMWB endorsement is terminated, or the date this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life.

FOR LIFE GUARANTEE.

The For Life Guarantee becomes effective on the effective date of this endorsement.

The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life.

CONTRACT VALUE REDUCES TO ZERO.

If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further bonuses are applied, the [200%] and [400%] GWB Adjustment provisions are terminated, and the GMWB death benefit provision is terminated.

If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the youngest Covered Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB.

If the For Life Guarantee is effective, the Owner will receive annual payments of the GAWA until the death of the last surviving Covered Life. Upon the death of the last surviving Covered Life, all payments will cease. No death benefit or Earnings Protection Benefit will apply.

If the For Life Guarantee is not effective, the Owner will receive annual payments of the GAWA until the earlier of the depletion of the GWB or the death of the Owner or the death of any Joint Owner. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the death of the Owner or the death of any Joint Owner or the depletion of the GWB, all payments will cease. No death benefit or Earnings Protection Benefit will apply.

GUARANTEED WITHDRAWAL BALANCE STEP-UP.

On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically step up to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.


7618                                                      8

Upon step-up on or after the [5th] Contract Anniversary following the effective date of this endorsement, the Company reserves the right to prospectively increase the GMWB Charge percentage, subject to the maximum GMWB Charge percentage indicated in this endorsement. You will be notified in advance of a GMWB Charge percentage increase and You may elect to discontinue the automatic step-ups. Election to discontinue the automatic step-ups will also discontinue the application of the GWB bonus. You may subsequently elect to reinstate the GWB step-up provision together with the GWB bonus provision at the then current GMWB Charge percentage. All requests will be effective on the Contract Anniversary following receipt of the request in Good Order. Reinstatement will not result in retroactive adjustment to the GWB for step-ups that would have occurred had the automatic step-up provision not been discontinued.

The highest quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined.

The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable premium taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary.

Partial withdrawals will affect the quarterly adjusted Contract Value as follows:

     1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the quarterly adjusted Contract Value is equal to the greater of:

          a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or

          b.   zero.

     2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the quarterly adjusted Contract Value is equal to the greater of:

          a. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

          b.   zero.

At the time of step-up:

     1. The GWB is set equal to the highest quarterly Contract Value, subject to a maximum of [$5,000,000.00].

     2. The bonus base will automatically step up to the new GWB if the new GWB is greater than the bonus base.

     3. If the step-up occurs after the GAWA% is determined, the GAWA is set equal to the greater of:

          a.   The GAWA% multiplied by the new GWB; or

          b.   The GAWA prior to the step-up.


7618                                                      9

TRANSFER OF ASSETS

The GMWB requires transfers between the elected Contract Options and the GMWB Fixed Account in accordance with the formulas defined in the attached Transfer of Assets Methodology.

Amounts transferred to the GMWB Fixed Account will be transferred from each Investment Division/Portfolio and Fixed Account Option/Guaranteed Option in proportion to their current value. Transfers from Fixed Account Option(s)/Guaranteed Option(s) will be subject to an Excess Interest Adjustment/Interest Rate Adjustment, if applicable.

Amounts transferred from the GMWB Fixed Account will be allocated to the Investment Divisions/Portfolios and Fixed Account Options/Guaranteed Options according to Your most recent allocation instructions on file with the Company.

These automatic transfers will not count against the [15] free transfers in a Contract Year."

7)   The following WITHDRAWAL PROVISIONS in the Contract are amended as follows:

"Unless otherwise specified, the withdrawal will be made from each Investment Division/Portfolio, each Fixed Account Option/Guaranteed Option and the GMWB Fixed Account in proportion to their current value. The percentage of a withdrawal taken from the GMWB Fixed Account cannot exceed the ratio of the GMWB Fixed Account Contract Value to the Contract Value. Withdrawals will be based on values at the end of the Business Day on which the request for withdrawal is received in Good Order at the Service Center.

Although   additional  free  withdrawals  reduce  principal  in  the  Investment
Divisions/Portfolios, Fixed Account Options/Guaranteed Options and GMWB Fixed Account, they do not reduce Remaining Premium."

8)   The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner, while the Contract is still in force, the death benefit payable is guaranteed not to be less than the GMWB death benefit.

Upon continuation of the Contract by a spousal Beneficiary who is a Covered Life, the spouse may elect to terminate the GMWB on the Continuation Date and thereafter no GMWB Charge will be assessed. If the spouse does not make such election on the Continuation Date, the GMWB will remain in force and all provisions of this endorsement in effect on the Continuation Date will remain in effect. The GAWA% and the GAWA will continue to be determined in accordance with the rules described under the Guaranteed Annual Withdrawal Amount provision. The [200%] and [400%] GWB Adjustment will apply in accordance with the [200%] and [400%] Guaranteed Withdrawal Balance Adjustment provisions. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the effective date of this endorsement will continue to be the original endorsement effective date. The attained age used in the determination of the GAWA%, the [200%] and [400%] GWB Adjustment Date, and the Bonus Period will continue to be based on the original youngest Covered Life's attained age.

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

Upon continuation of the Contract by a spousal Beneficiary who is not a Covered Life, the spouse may elect to terminate the GMWB on the Continuation Date and thereafter no GMWB Charge will be assessed. If the spouse does not make such election on the Continuation Date, the GMWB will remain in force. If the GMWB is continued, the GMWB death benefit will not be included in any applicable Continuation Adjustment. The For Life Guarantee, Guaranteed Withdrawal Balance Bonus, [200%] and [400%] Guaranteed Withdrawal Balance Adjustment, and GMWB Death Benefit provisions will no longer be effective. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the original youngest Covered Life's attained age on the Continuation Date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue automatically or as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the effective date of this endorsement will continue to be the original endorsement effective date.

GMWB DEATH BENEFIT.

On the effective date of this endorsement, the GMWB death benefit is equal to the GWB.

With each subsequent Premium received after this endorsement is effective, the GMWB death benefit is recalculated to equal the GMWB death benefit prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

Partial withdrawals will affect the GMWB death benefit as follows:

     1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GMWB death benefit is equal to the greater of:

          a. the GMWB death benefit prior to the partial withdrawal less the partial withdrawal; or

          b.   zero.

     2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GMWB death benefit is equal to the greater of:

          a. the GMWB death benefit prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

          b.   zero.

The GMWB death benefit will terminate on the date the Contract Value equals zero or upon the date the Contract is continued by a spousal Beneficiary who is not a Covered Life."

9)   The following language is added to the INCOME PROVISIONS of the Contract:

"On the Latest Income Date if the For Life Guarantee is in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:


7618                                                     11

JOINT LIFE INCOME OF THE GAWA. The Owner is entitled to receive payments of a fixed dollar amount payable during the lifetime of the last surviving Covered Life. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. This amount will be paid in the frequency (not less than annually) that the Owner elects. No further annuity payments are payable after the death of the last surviving Covered Life, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this Income Option if both Covered Lives die before the due date of the second payment. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the youngest Covered Life's attained age at the time of election of this Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB.

On the Latest Income Date if the For Life Guarantee is not in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:

SPECIFIED PERIOD INCOME OF THE GAWA. The Owner is entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans."

TERMINATION OF THE GMWB. The GMWB will terminate, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this endorsement will cease on the earlier of:

     1. the Contract Anniversary following receipt of the Owner's request for termination in Good Order;

     2. the date the Owner elects to receive income payments under the Contract;

     3.   the Latest Income Date;

     4.   the date of a full surrender;

     5. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse;

     6. the Continuation Date if the spousal Beneficiary elects to terminate the GMWB; and

     7. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated.

If the GMWB is terminated and the Contract remains in force, the GMWB Fixed Account Contract Value will be transferred to the Investment Divisions/Portfolios and Fixed Account Options/Guaranteed Options according to Your most recent allocation instructions on file with the Company.

Endorsement effective date (if different from Issue Date of the Contract):

                                         Signed for the
                                         Jackson National Life Insurance Company
                                         CLARK P. MANNING
                                         Clark P. Manning, Jr.
                                         President and Chief Executive Officer


7618                                                     12

                     JACKSON NATIONAL LIFE INSURANCE COMPANY
        JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT AND ANNUAL STEP-UP ENDORSEMENT
                         TRANSFER OF ASSETS METHODOLOGY

On each Contract Monthly Anniversary, transfers to or from the GMWB Fixed Account will be determined based on the formulas defined below.

LIABILITY = GAWA X ANNUITY FACTOR

     If the GAWA% has not yet been determined, the GAWA used in the Liability calculation will be based on the GAWA% corresponding to the youngest Covered Life's attained age at the time the Liability is calculated, multiplied by the GWB at that time.

     The table of annuity factors is set at election of this endorsement and does not change.


RATIO = (LIABILITY - GMWB FIXED ACCOUNT CONTRACT VALUE) / (SEPARATE ACCOUNT CONTRACT VALUE + FIXED/GUARANTEED ACCOUNT CONTRACT VALUE)

     If the sum of the Separate Account Contract Value and the Fixed/Guaranteed Account Contract Value is equal to zero, the Ratio will not be calculated.


THE TRANSFER AMOUNT IS DETERMINED AS FOLLOWS:

     If the Ratio is less than the lower breakpoint of [77%] or if the GMWB Fixed Account Contract Value is greater than the Liability and all funds are allocated to the GMWB Fixed Account, the amount transferred from the GMWB Fixed Account is equal to the lesser of:

     1.   The GMWB Fixed Account Contract Value; or

     2. (GMWB Fixed Account Contract Value + [80%] x (Separate Account Contract Value + Fixed/Guaranteed Account Contract Value) - Liability) / (1-[80%]).

     If the Ratio is greater than the upper breakpoint of [83%], the amount transferred to the GMWB Fixed Account is equal to the lesser of:

     1. Separate Account Contract Value + Fixed/Guaranteed Account Contract Value; or

     2. (Liability - GMWB Fixed Account Contract Value - [80%] x (Separate Account Contract Value + Fixed/Guaranteed Account Contract Value)) / (1-[80%]).

Otherwise, no funds are transferred.

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